Exhibit 3.23

CERTIFICATE OF INCORPORATION

OF

LAMSON CORPORATION

(Under Section 402 of the Business Corporation Law)

FIRST: The name of the corporation is LAMSON CORPORATION, hereinafter sometimes called the “Corporation.”

SECOND: The purposes for which the Corporation is formed are as follows:

(a)           To manufacture, deal in, buy, sell, import, export, install and dispose of all products related to material handling systems of all kinds, including commercial conveyor systems, - industrial conveyer systems, pallet loading systems, pneumatic tube systems and all other material handling systems, including the preparation of lay-outs, plans and specifications for the construction and installation thereof, the preparation of cost estimates and the submission of bids in connection therewith, the supervision of the construction and installation thereof, the conduct of all electrical and mechanical business related thereto, and the buying, selling, dealing in all machinery, equipment, fixtures and things necessary and incidental to the carrying on of the aforesaid purposes.

(b)          To manufacture, buy, sell, import, export, install, dispose of and generally deal in tubes, control panels, material and other devices and equipment comprising material handling systems and other merchandise, machinery, commodities and articles of commerce of any and every class and description.

(c)           To acquire (by application, assignment, purchase, exchange, lease, hire, or otherwise), hold, own, use, license, lease and sell, either alone or in conjunction with others, the absolute or any partial or qualified interest in and to inventions, improvements, letters patent and applications for them, licenses, formulas, privileges, processes, copyrights and applications therefor, trademarks and applications for them, and trade names and applications for them.

(d)           To acquire, hold, use, develop, mine, manage, operate lease, deal in and dispose of, in any manner whatsoever, both improved and unimproved real property and any interests therein wherever situated, and to improve the same for purposes of sale or otherwise.

(e)           To subscribe for, underwrite, acquire, hold, use, deal in and dispose of, in any manner whatsoever, any securities created or issued by any person, corporation or governmental agency.

(f)           To such extent as a corporation organized under the Business Corporation Law of the State of New York may now or hereafter lawfully do, to do each and every thing

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necessary, suitable, convenient or proper for, or in connection with, or incidental to, the accomplishment or any one or more of the powers herein enumerated, or designed directly or indirectly to promote the interests of the Corporation to enhance the value of any of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges for which a corporation may now or hereafter be organized under the Business Corporation Law of the State of New York, or under any act amendatory thereof, supplemental thereto, or substituted therefor.

(g)           For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with any other statute of the State of New York.

THIRD: The office of the Corporation in the State of New York shall be located in the City of New York and County of New York.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Two Million (2,000,000), par value One Cent ($.01) each, amounting in the aggregate to Twenty Thousand Dollars ($20,000.00).

FIFTH: Fifty thousand (50,000) authorized shares with a par value of one cent ($.01) per share, having an aggregate par value of five hundred dollars ($500.00), shall be known as ‘Class A shares’ and one million nine hundred fifty thousand (1,950,000) authorized shares with a par value of one cent ($.01) per share, having an aggregate par value of nineteen thousand five hundred dollars ($19,500.00), shall be known as ‘common shares.’

No holder of any shares of the Corporation of any class shall as such holder have any pre-emptive rights to purchase or subscribe for any other shares or securities of the Corporation of any class which at any time may be sold or offered for sale or subscription by the Corporation.

SIXTH: The following is a description of each class of shares which the Corporation is authorized to issue and a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each class:

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(a)           Dividends. The holders of the outstanding Class A shares and the holders of the outstanding common shares shall be entitled to receive dividends on the basis of the dividend of each Class A share and each common share being equal and the board of directors of this Corporation shall declare such dividends payable to holders of outstanding shares of both classes simultaneously and as a condition of the declaration of any dividend on either class of shares, whether payable in cash, property or shares.

(b)          Redemption of Class A Shares. The Class A shares shall be redeemable, in whole but not in part, at the option of the Corporation by resolution of its board of directors, at any time and from time to time on or after October 1, 1982, upon giving the notice hereinafter provided, at the redemption price per share equal to $150, plus the aggregate of all amounts, if any, credited to the stated capital and/or capital surplus accounts of the Corporation resulting from any contribution to the capital of the Corporation made by the holders of the Class A shares or any of them, divided by the number of Class A shares outstanding at the time of each such contribution. Written notice of redemption, stating the date and place of redemption, shall be mailed by the Corporation, not less than 30 days nor more than 45 days prior to the redemption date, to the record holders of the shares to be redeemed, directed to their last known addresses as shown by the corporate records.

If notice of redemption is given as provided above, and if on the redemption date the Corporation has set apart, in trust for the purpose, sufficient funds for such redemption, then from and after the redemption date, notwithstanding that any certificate for such shares has not been surrendered for cancellation, the Class A shares called for redemption shall be deemed to be no longer outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive the redemption price therefor (without interest) upon surrender of certificates for the shares called for redemption.

(c)           Rights of Liquidation of Class A Shares. In the event of any liquidation, dissolution, or winding-up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Class A shares shall be entitled to receive, out of the remaining net assets of the Corporation, an amount per share equal to the price per share set forth in Section (b) of this article applicable to optional redemption, before any distribution shall be made to the holders of the common shares of the Corporation. If upon any liquidation, dissolution or winding-up of the Corporation the assets distributable among the holders of the Class A shares shall be insufficient to permit the payment in full of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of all of the Class A shares in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

(d)          Conversion of Class A Shares Into Common Shares. The Class A shares shall be convertible, at any time, at the option of the holder thereof, into fully paid and non-assessable common shares on the basis of one common shares for each one Class A share surrendered for conversion, upon the surrender to the Corporation (at the office of the transfer agent, if any, for the Class A shares, or at such place, if any, as the board of

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directors may determine) for cancellation of the certificates of Class A shares so to be converted. The Corporation shall at all times reserve and keep available for issue the full number of common shares deliverable on the conversion of all of the Class A shares from time to time outstanding.

(e)           Split-Up, Combination or Other Reclassification. No split-up, combination or other reclassification of the common shares into a different number of shares of the same class shall be made unless a similar split-up, combination or reclassification of the Class A shares into a different number of Class A shares shall be made at the same time and in the same ratable amount per share and no split-up, combination or reclassification of Class A shares into a different number of shares of the same class shall be made unless a similar split-up, combination or other reclassification of common shares into a different number of common shares shall be made at the same time and in the same ratable amount per share.

SEVENTH: The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: LAMSON CORPORATION, c/o Paul Mishkin, Esq., One Rockefeller Plaza, Suite 2424, New York, NY 10020.

EIGHTH: The Corporation shall, to the full extent authorized by law, indemnify any present or former officer or director of the Corporation or the personal representatives thereof, made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator, or intestate is or was a director or officer of the Corporation, or served any other corporation, partnership, joint venture, trust, in any capacity at the request of the Corporation, against judgments, fines (including excise taxes assessed on such a person in connection with service to an employee benefit plan), amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding or any appeal therein. For purposes of this Article, the Corporation shall be deemed to have requested such present or former officer or director to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by such person to the plan or participants or beneficiaries of the plan. The foregoing right of

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indemnification shall not be deemed exclusive of any other rights to which any such person, his testator or intestate, may be entitled apart from this provision.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 12th day of October, 1980.

/s/ Paul Mishkin

Paul Mishkin, Vice President

/s/ Paul Mishkin

Paul Mishkin, Secretary

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CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

LAMSON CORPORATION

Under Section 805 of the Business Corporation Law

(1)	The name of the corporation is LAMSON CORPORATION.

(2)           The certificate of incorporation was filed by the department of state on the 25th day of September, 1980.

(3)	The certificate of incorporation is hereby amended to effect the following changes:
	(i)	to broaden the purposes for which the corporation is formed;

(ii)           to change the designation of the classes of shares; namely, changing the Class A stock to “Class A shares” and the Class B stock to “common shares”

(iii)          to provide that no holder of any shares of any classes shall have any pre-emptive rights; and

(iv) to revise the statement of preferences, qualification, limitations, restrictions and relative rights imposed on the shares of each class in a number of respects, including granting the corporation an option right of redemption of the Class A shares.

(4)           Article SECOND of the certificate of incorporation which states that purposes for which the corporation is formed is amended to read as follows:

(a)           To manufacture, deal in, buy, sell, import, export, install and dispose of all products related to material handling systems of all kinds, including commercial conveyer systems, industrial conveyer systems, pallet loading systems, pneumatic tube systems and all other material handling systems, including the preparation of lay-outs, plans and specifications for the construction, and installation thereof, the preparation of cost estimates and the submission of bids in connection therewith, the supervision of the construction and installation thereof, the conduct of all electrical and mechanical business related thereto, and the buying, selling, dealing in all machinery, equipment, fixtures and things necessary and incidental to the carrying on of the aforesaid purposes.

(b)          To manufacture, buy, sell, import, export, install, dispose of and generally deal in tubes, control panels, material and other devices and equipment comprising material

1

handling systems and other merchandise, machinery, commodities and articles of commerce of any and every class and description.

(c)           To acquire (by application, assignment, purchase, exchange, lease, hire, or otherwise), hold, own, use, license, lease and sell, either alone or in conjunction with others, the absolute or any partial or qualified interest in and to inventions, improvement, letter patent and applications for them, licenses, formulas, privileges, processes, copyrights and applications therefor, trademarks and applications for them, and trade names and applications for them.

(d)           To acquire, hold, use, develop, mine, manage, operate lease, deal in and dispose of, in any manner whatsoever, both improved and unimproved real property and any interests therein wherever situated; and to improve the same for purposes of sale or otherwise.

(e)           To subscribe for, underwrite, acquire, hold, use, deal in and dispose of, in any manner whatsoever, any securities created or issued by any person, corporation or governmental agency.

(f)           To such extent as a corporation organized under the Business Corporation Law of the State of New York may now or hereafter lawfully do, to do each and every thing necessary, suitable, convenient or proper for, or in connection with, or incidental to, the accomplishment or any one or more of the powers herein enumerated, or designed directly or indirectly to promote the interests of the corporation to enhance the value of any of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges for which a corporation may now or hereafter be organized under the Business Corporation Law of the State of New York, or under any act amendatory thereof, supplemental thereto, or substituted therefor.

(g)           For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with any other statute of the State of New York.

(5)           Article FIFTH of the certificate of incorporation which provides for the division of the authorized shares into classes and the designation of the classes of shares as amended to read as follows:

“FIFTH: Fifty thousand (50,000) authorized shares with a par value of one cent ($.01) per share, having an aggregate par value of five hundred dollars ($500.00), shall be known as ‘Class A shares’ and one million nine hundred fifty thousand (1,950,000) authorized shares with a par value of one cent ($.01) per share, having an aggregate par value of nineteen thousand five hundred dollars ($19,500.00), shall be known as ‘common shares.’

“No holder of any shares of the corporation of any class shall as such holder have any pre-emptive rights to purchase or subscribe for any other shares or securities of the corporation of any class which at any time may be sold or offered for sale or subscription by the corporation.”

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(6)           Article SIXTH of the certificate of incorporation which contains a description of each class of shares which the corporation is authorized to issue and a statement of the designations, preferences, qualification, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each class is amended to read as follows:

SIXTH: The following is a description of each class of shares which the corporation is authorized to issue and a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each class:

(a)           Dividends. The holders of the outstanding Class A shares and the holders of the outstanding common shares shall be entitled to receive dividends on the basis of the dividend of each Class A share and each common share being equal and the board of directors of this corporation shall declare such dividends payable to holders of outstanding shares of both classes simultaneously and as a condition of the declaration of any dividend on either class of shares, whether payable in cash, property or shares.

(b)          Redemption of Class A Shares. The Class A shares shall be redeemable, in whole but not in part, at the option of the corporation by resolution of its board of directors, at any time and from time to time on or after October 1, 1982, upon giving the notice hereinafter provided, at the redemption price per share equal to $150, plus the aggregate of all amounts, if any, credited to the stated capital and/or capital surplus accounts of the corporation resulting from any contribution to the capital of the corporation made by the holders of the Class A shares or any of them, divided by the number of Class A shares outstanding at the time of each such contribution. Written notice of redemption, stating the date and place of redemption, shall be mailed by the corporation, not less than 30 days nor more than 45 days prior to the redemption date, to the record holders of the shares to be redeemed, directed to their last known addresses as shown by the corporate records.

If notice of redemption is given as provided above, and if on the redemption date the corporation has set apart, in trust for the purpose, sufficient funds for such redemption, then from and after the redemption date, notwithstanding that any certificate for such shares has not been surrendered for cancellation, the Class A shares called for redemption shall be deemed to be no longer outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive the redemption price therefor (without interest) upon surrender of certificates for the shares called for redemption.

(c)           Rights of Liquidation of Class A Shares. In the event of any liquidation, dissolution, or winding-up of the affairs of the corporation, whether voluntary or otherwise, after payment or provision for payment of debts and other liabilities of the corporation, the holders of the Class A shares shall be entitled to receive, out of the remaining net assets of the corporation, an amount per share equal to the price per share set forth in Section (b) of this article applicable to optional redemption, before any distribution shall be made to the holders of the common shares of the corporation. If upon any liquidation, dissolution or winding-up of the corporation the assets distributable among the holders of the Class A shares shall be insufficient to permit the payment in full of all preferential amounts payable to all such holders, then the entire assets of the corporation thus distributable shall be distributed ratably among the holders of all of the Class A shares

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in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

(d)          Conversion of Class A Shares Into Common Shares. The Class A shares shall be convertible, at any time, at the option of the holder thereof, into fully paid and non-assessable common shares on the basis of one common share for each one Class A share surrendered for conversion, upon the surrender to the corporation (at the office of the transfer agent, if any, for the Class A shares, or at such place, if any, as the board of directors may determine) for cancellation of the certificates of Class A shares so to be converted. The corporation shall at all times reserve and keep available for issue the full number of common shares deliverable on the conversion of all of the Class A shares from time to time outstanding.

(e)           Split-Up, Combination or Other Reclassification. No split-up, combination or other reclassification of the common shares into a different number of shares of the same class shall be made unless a similar split-up, combination or reclassification of the Class A shares into a different number of Class A shares shall be made at the same time and in the same ratable amount per share and no split-up, combination or reclassification of Class A shares into a different number of shares of the same class shall be made unless a similar split-up, combination or other reclassification of common shares into a different number of common shares shall be made at the same time and in the same ratable amount per share.

(7)           The amendments effected by this certificate do not provide for any change of issued shares or any reduction of stated capital.

(8)           This amendment of the certificate of incorporation was duly authorized by the written consent of the incorporator, there being no shareholders of record or subscribers for shares whose subscriptions have been accepted.

IN WITNESS WHEREOF, this certificate has been subscribed this 7th day of October, 1980 by the undersigned who affirm that the statements herein are true under the penalties of perjury.

/s/ Paul Mishkin

Paul Mishkin, Vice President

/s/ Paul Mishkin

Paul Mishkin, Secretary

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

of

LAMSON CORPORATION

under Section 402 of the Business Corporation Law

Filed by:	Green, Sharpless &
Greenstein, P.C.
One Rockefeller Plaza
New York, NY 10020

RESTATED CERTIFICATE OF INCORPORATION

OF

LAMSON CORPORATION

(Under Section 807 of the Business Corporation Law)

Filed by:	Green, Sharpless &
Greenstein, P.C.
One Rockefeller Plaza
New York, NY 10020

RESTATED CERTIFICATE OF INCORPORATION

OF

LAMSON CORPORATION

(Under Section 807 of the Business Corporation Law)

IT IS HEREBY CERTIFIED THAT:

(1) The name of the corporation is LAMSON CORPORATION.

(2) The certificate of incorporation was filed by the department of state on the 25th day of September, 1980.

(3) This restatement of the certificate of incorporation was authorized by resolution of the board of directors of Lamson Corporation dated October 11, 1980.

(4) The text of the certificate of incorporation, as amended heretofore, is hereby restated, without further amendment of change, to read in its entirety as follows:

RESTATED CERTIFICATE OF INCORPORATION

OF

LAMSON CORPORATION

(Under Section 807 of the Business Corporation Law)

IT IS HEREBY CERTIFIED THAT:

(1)	The name of the corporation is LAMSON CORPORATION.

(2)       The certificate of incorporation was filed by the department of state on the 25th day of September, 1980.

(3)	The certificate of incorporation is hereby amended to effect the following changes:

(a)      to revise the statement of preferences, qualifications, limitations, restrictions and relative rights imposed on the shares of each class to provide for a different method of computation of the redemption price for Class A shares under paragraph (b) of Article SIXTH; and

(b)	to make the following formal changes:

(i)          insert the word “and” after the comma following the verb “selling” and before the verb “dealing” on the third line from the bottom of paragraph (a) of Article SECOND;

(ii)         insert a comma after the verb “operate” and before the verb “lease” on the second line from the top of paragraph (d) of Article SECOND;

(iii)        delete the word “or” and insert in its stead the word “of” at the beginning of the sixth line from the top of paragraph (f) of Article SECOND;

(iv)	delete the designation “(g)” before the last paragraph of Article SECOND;

(v)	provide that all numerical references in Article FIFTH be capitalized; and

(vi)        provide that all references to “common shares” in Articles FIFTH and SIXTH be capitalized to read as follows: “Common shares”.

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(4)       The amendments effected by this restated certificate of incorporation do not provide for any change of issued shares or any reduction of stated capital.

(5)       The amendments effected by this restated certificate of incorporation and the restatement of the certificate of incorporation, as amended, were duly authorized by the written consent of the incorporator of the corporation, there being no shareholders of record or subscribers for shares whose subscriptions have been accepted.

(6)       The text of the certificate of incorporation, as amended heretofore, is hereby restated as further amended to read in its entirety as follows:

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CERTIFICATE OF INCORPORATION

OF

LAMSON CORPORATION

(Under Section 402 of the Business Corporation Law)

FIRST: The name of the corporation is LAMSON CORPORATION, hereinafter sometimes called the “Corporation”.

SECOND: The purposes for which the Corporation is formed are as follows:

(a)           To manufacture, deal in, buy, sell, import, export, install and dispose of all products related to material handling systems of all kinds, including commercial conveyor systems, industrial conveyer systems, pallet loading systems, pneumatic tube systems and all other material handling systems, including the preparation of lay-outs, plans and specifications for the construction and installation thereof, the preparation of cost estimates and the submission of bids in connection therewith, the supervision of the construction and installation thereof, the conduct of all electrical and mechanical business related thereto, and the buying, selling, dealing in all machinery, equipment, fixtures and things necessary and incidental to the carrying on of the aforesaid purposes.

(b)          To manufacture, buy, sell, import, export, install, dispose of and generally deal in tubes, control panels, material and other devices and equipment comprising material handling systems and other merchandise, machinery, commodities and articles of commerce of any and every class and description.

(c)           To acquire (by application, assignment, purchase, exchange, lease, hire, or otherwise), hold, own, use, license, lease and sell, either alone or in conjunction with others, the absolute or any partial or qualified interest in and to inventions, improvements, letters patent and applications for them, licenses, formulas, privileges, processes, copyrights and applications therefor, trademarks and applications for them, and trade names and applications for them.

(d)           To acquire, hold, use, develop, mine, manage, operate, lease, deal in and dispose of, in any manner whatsoever, both improved and unimproved real property and any interests therein wherever situated; and to improve the same for purposes of sale or otherwise.

(e)           To subscribe for, underwrite, acquire, hold, use, deal in and dispose of, in any manner whatsoever, any securities created or issued by any person, corporation or governmental agency.

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(f)           To such extent as a corporation organized under the Business Corporation Law of the State of New York may now or hereafter lawfully do, to do each and every thing necessary, suitable, convenient or proper for, or in connection with, or incidental to, the accomplishment or any one or more of the powers herein enumerated, or designed directly or indirectly to promote the interests of the Corporation to enhance the value of any of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges for which a corporation may now or hereafter be organized under the Business Corporation Law of the State of New York, or under any act amendatory thereof, supplemental thereto, or substituted therefor.

For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with any other statute of the State of New York.

THIRD: The office of the Corporation in the State of New York shall be located in the City of New York and County of New York.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Two Million (2,000,000), par value One Cent ($.01) each, amounting in the aggregate to Twenty Thousand Dollars ($20,000.00).

FIFTH: Fifty thousand (50,000) authorized shares with a par value of one cent ($.01) per share, having an aggregate par value of five hundred dollars ($500.00), shall be known as ‘Class A shares’ and one million nine hundred fifty thousand (1,950,000) authorized shares with a par value of one cent ($.01) per share, having an aggregate par value of nineteen thousand five hundred dollars ($19,500.00), shall be known as ‘Common shares’.

No holder of any shares of the Corporation of any class shall as such holder have any pre-emptive rights to purchase or subscribe for any other shares or securities of the Corporation of any class which at any time may be sold or offered for sale or subscription by the Corporation.

SIXTH: The following is a description of each class of shares which the Corporation is authorized to issue and a statement of the designations, preferences, qualifications,

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limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each class:

(a)           Dividends. The holders of the outstanding Class A shares and the holders of the outstanding Common shares shall be entitled to receive dividends on the basis of the dividend of each Class A share and each Common share being equal and the board of directors of this Corporation shall declare such dividends payable to holders of outstanding shares of both classes simultaneously and as a condition of the declaration of any dividend on either class of shares, whether payable in cash, property or shares.

(b)          Redemption of Class A Shares. The Class A shares shall be redeemable, in whole but not in part, at the option of the Corporation by resolution of its board of directors, at any time and from time to time on or after October 1, 1982, upon giving the notice hereinafter provided, at the redemption price per share equal to the amount received by the Corporation upon the issuance of such share constituting stated capital and/or capital surplus plus all amounts received by the Corporation as contributions to capital made with respect to such shares constituting stated capital and/or capital surplus, less all dividends or other distributions paid to the holder thereof with respect to such share which shall cause a reduction in the amount of stated capital and/or capital surplus. Written notice of redemption, stating the date and place of redemption, shall be mailed by the Corporation, not less than 30 days nor more than 45 days prior to the redemption date, to the record holders of the shares to be redeemed, directed to their last known addresses as shown by the corporate records.

If notice of redemption is given as provided above, and if on the redemption date the Corporation has set apart, in trust for the purpose, sufficient funds for such redemption, then from and after the redemption date, notwithstanding that any certificate for such shares has not been surrendered for cancellation, the Class A shares called for redemption shall be deemed to be no longer outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive the redemption price therefor (without interest) upon surrender of certificates for the shares called for redemption.

(c)           Rights of Liquidation of Class A Shares. In the event of any liquidation, dissolution, or winding-up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Class A shares shall be entitled to receive, out of the remaining net assets of the Corporation, an amount per share equal to the price per share set forth in Section (b) of this article applicable to optional redemption, before any distribution shall be made to the holders of the Common shares of the Corporation. If upon any liquidation, dissolution or winding-up of the Corporation the assets distributable among the holders of the Class A shares shall be insufficient to permit the payment in full of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of all of the Class A shares in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

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(d)          Conversion of Class A Shares Into Common Shares. The Class A shares shall be convertible, at any time, at the option of the holder thereof, into fully paid and non-assessable Common shares on the basis of one Common share for each one Class A share surrendered for conversion, upon the surrender to the Corporation (at the office of the transfer agent, if any, for the Class A shares, or at such place, if any, as the board of directors may determine) for cancellation of the certificates of Class A shares so to be converted. The Corporation shall at all times reserve and keep available for issue the full number of Common shares deliverable on the conversion of all of the Class A shares from time to time outstanding.

(e)           Split-Up, Combination or Other Reclassification. No split-up, combination or other reclassification of the Common shares into a different number of shares of the same class shall be made unless a similar split-up, combination or reclassification of the Class A shares into a different number of Class A shares shall be made at the same time and in the same ratable amount per share and no split-up, combination or reclassification of Class A shares into a different number of shares of the same class shall be made unless a similar split-up, combination or other reclassification of Common shares into a different number of Common shares shall be made at the same time and in the same ratable amount per share.

SEVENTH: The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: LAMSON CORPORATION, c/o Paul Mishkin, Esq., One Rockefeller Plaza, Suite 2424, New York, NY 10020.

EIGHTH: The Corporation shall, to the full extent authorized by law, indemnify any present or former officer or director of the Corporation or the personal representatives thereof, made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator, or intestate is or was a director or officer of the Corporation, or served any other corporation, partnership, joint venture, trust, in any capacity at the request of the Corporation, against judgments, fines (including excise taxes assessed on such a person in connection with service to an employee benefit plan), amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding or any appeal therein. For purposes of this Article, the Corporation shall be deemed to have requested such

6

present or former officer or director to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by such person to the plan or participants or beneficiaries of the plan. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any such person, his testator or intestate, may be entitled apart from this provision.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 22nd day of October, 1980.

/s/ Paul Mishkin

Paul Mishkin, Vice President

/s/ Paul Mishkin

Paul Mishkin, Secretary

7

RESTATED CERTIFICATE OF INCORPORATION

OF

LAMSON CORPORATION

Under Section 807 of the Business Corporation Law

of the

State of New York

IT IS HEREBY CERTIFIED THAT:

1.	The name of the corporation is LAMSON CORPORATION (the “Corporation”).

2.            The certificate of incorporation of the Corporation was filed by the Department of State on the 25th day of September, 1980.

3.            The certificate of incorporation, has heretofore amended, is hereby further amended to effect the following changes:

(a)

to expand the purposes for which the Corporation is formed, by adding a new clause (g) at the end of Article SECOND of the certificate of incorporation, as set forth in the certificate of incorporation of the Corporation as hereinafter restated;

(b)

to change the post-office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him, by amending Article SEVENTH of the certificate of incorporation to read as set forth in the same numbered article of the certificate of incorporation of the Corporation as hereinafter restated;

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(c)

to amend the provisions of Article EIGHTH of the certificate of incorporation, relating to indemnification by the Corporation of officers, directors and certain other persons to read as set forth in the same numbered article of the certificate of incorporation of the Corporation as hereinafter restated; and

(d)

to add provisions authorized by Section 402 of the Business Corporation Law eliminating the personal liability of directors to the Corporation and its shareholders for certain breaches of duty in such capacity, by adding a new Article NINTH to the certificate of incorporation as set forth in the certificate of incorporation of the Corporation as hereinafter restated.

4.            The amendments effected by this restated certificate of incorporation and the restatement of the certificate of incorporation of the Corporation as so amended were duly authorized by the unanimous written consent of the directors of the Corporation followed by the unanimous written consent of the holders of all of the outstanding shares of the Corporation entitled to vote thereon.

5.            The text of the certificate of incorporation of the Corporation as amended herein is hereby restated to read in its entirety as follows:

FIRST: The name of the corporation is LAMSON CORPORATION, (hereinafter sometimes called the “Corporation”).

SECOND: The purposes for which the Corporation is formed are as follows:

(a)           To manufacture, deal in, buy, sell, import, export, install and dispose of all products related to material handling systems of all kinds, including commercial conveyor systems, industrial conveyer systems, pallet loading systems, pneumatic tube systems and all other material handling systems, including the preparation of lay-outs, plans and specifications for the construction and installation thereof, the preparation of cost estimates and the submission of bids in connection therewith,

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the supervision of the construction and installation thereof, the conduct of all electrical and mechanical business related thereto, and the buying, selling, dealing in the supervision of the construction and installation thereof, the conduct of all electrical and mechanical business related thereto, and the buying, selling and dealing in all machinery, equipment, fixtures and things necessary and incidental to the carrying on of the aforesaid purposes.

(b)          To manufacture, buy, sell, import, export, install, dispose of and generally deal in tubes, control panels, material and other devices and equipment comprising material handling systems and other merchandise, machinery, commodities and articles of commerce of any and every class and description.

(c)           To acquire (by application, assignment, purchase, exchange, lease, hire, or otherwise), hold, own, use, license, lease and sell, either alone or in conjunction with others, the absolute or any partial or qualified interest in and to inventions, improvements, letters patent and applications for them, licenses, formulas, privileges, processes, copyrights and applications therefor, trademarks and applications for them, and trade names and applications for them.

(d)           To acquire, hold, use, develop, mine, manage, operate, lease, deal in and dispose of, in any manner whatsoever, both improved and unimproved real property and any interests therein wherever situated, and to improve the same for purposes of sale or otherwise.

(e)           To subscribe for, underwrite, acquire, hold, use, deal in and dispose of, in any manner whatsoever, any securities created or issued by any person, corporation or governmental agency.

(f)           To such extent as a corporation organized under the Business Corporation Law of the State of New York may now or hereafter lawfully do, to do each and every thing necessary, suitable, convenient or proper for, or in connection with, or incidental to, the accomplishment of any one or more of the powers herein enumerated, or designed directly or indirectly to promote the interests of the Corporation to enhance the value of any of its properties.

(g)           To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York; provided, that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

THIRD: The office of the Corporation in the State of New York shall be located in the City of Syracuse and County of Onondaga.

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FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Two Million (2,000,000), par value One Cent ($.01) each, amounting in the aggregate to Twenty Thousand Dollars ($20,000.00).

FIFTH: Fifty Thousand (50,000) authorized shares with a par value of One Cent ($.01) per share, having an aggregate par value of Five Hundred Dollars ($500.00), shall be known as ‘Class A shares’ and One Million Nine Hundred Fifty Thousand (1,950,000) authorized shares with a par value of One Cent ($.01) per share, having an aggregate par value of Nineteen Thousand Five Hundred Dollars ($19,500.00), shall be known as ‘Common shares’.

No holder of any shares of the Corporation of any class shall as such holder have any pre-emptive rights to purchase or subscribe for any other shares or securities of the Corporation of any class which at any time may be sold or offered for sale or subscription by the Corporation.

SIXTH: The following is a description of each class of shares which the Corporation is authorized to issue and a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each class:

(a)           Dividends. The holders of the outstanding Class A shares and the holders of the outstanding Common shares shall be entitled to receive dividends on the basis of the dividend of each Class A share and each Common share being equal and the board of directors of this Corporation shall declare such dividends payable to holders of outstanding shares of both classes simultaneously and as a condition of the declaration of any dividend on either class of shares, whether payable in cash, property or shares.

(b)          Redemption of Class A Shares. The Class A shares shall be redeemable, in whole but not in part, at the option of the Corporation by resolution of its board of directors, at any time and from time to time on or after October 1, 1982, upon giving the notice hereinafter provided, at the redemption price per share equal to the amount received by the Corporation upon the issuance of such share constituting stated capital and/or capital surplus plus all amounts received by the

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Corporation as contributions to capital made with respect to such share constituting stated capital and/or capital surplus, less all dividends or other distributions paid to the holder thereof with respect to such share which shall cause a reduction in the amount of stated capital and/or capital surplus. Written notice of redemption, stating the date and place of redemption, shall be mailed by the Corporation, not less than 30 days nor more than 45 days prior to the redemption date, to the record holders of the shares to be redeemed, directed to their last known addresses as shown by the corporate records.

If notice of redemption is given as provided above, and if on the redemption date the Corporation has set apart, in trust for the purpose, sufficient funds for such redemption, then from and after the redemption date, notwithstanding that any certificate for such shares has not been surrendered for cancellation, the Class A shares called for redemption shall be deemed to be no longer outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive the redemption price therefor (without interest) upon surrender of certificates for the shares called for redemption.

(c)           Rights of Liquidation of Class A Shares. In the event of any liquidation, dissolution, or winding-up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Class A shares shall be entitled to receive, out of the remaining net assets of the Corporation, an amount per share equal to the price per share set forth in Section (b) of this article applicable to optional redemption, before any distribution shall be made to the holders of the Common shares of the Corporation. If upon any liquidation, dissolution or winding-up of the Corporation the assets distributable among the holders of the Class A shares shall be insufficient to permit the payment in full of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of all of the Class A shares in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

(d)          Conversion of Class A Shares Into Common Shares. The Class A shares shall be convertible, at any time, at the option of the holder thereof, into fully paid and non-assessable common shares on the basis of one Common share for each one Class A share surrendered for conversion, upon the surrender to the Corporation (at the office of the transfer agent, if any, for the Class A shares, or at such place, if any, as the board of directors may determine) for cancellation of the certificates of Class A shares so to be converted. The Corporation shall at all times reserve and keep available for issue the full number of common shares deliverable on the conversion of all of the Class A shares from time to time outstanding.

(e)           Split-Up, Combination or Other Reclassification. No split-up, combination or other reclassification of the Common shares into a different number of shares of the same class shall be made unless a similar split-up, combination or reclassification of the Class A shares into a different number of Class A shares shall

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be made at the same time and in the same ratable amount per share and no split-up, combination or reclassification of Class A shares into a different number of shares of the same class shall be made unless a similar split-up, combination or other reclassification of common shares into a different number of common shares shall be made at the same time and in the same ratable amount per share.

SEVENTH: The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

c/o Sutherland, Ambill & Brennan

1270 Avenue of the Americas

New York, New York 10020

Attention: Christopher T. Lamal, Esq.

CT Corporation Systems, 1633 Broadway. New York, New York 10019 is designated as a registered agent of the Corporation in the State of New York upon which all process against the Corporation may be served.

EIGHTH: The Corporation shall, to the full extent permitted by law, indemnify any present or former officer or director of the Corporation and any executor or personal representatives thereof made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that he, his testator, or intestate is or was a director or officer of the Corporation, or serves or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, against judgments, fines (which shall be deemed to include, without limitation, excise taxes assessed on such a person with respect to any such employee benefit plan), amounts paid in settlement and reasonable expenses, including attorneys’ fees incurred as a result of such action or proceeding or any appeal therein. Without limiting the generality of the foregoing, the Corporation shall be deemed to have requested such present or former officer or director to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise

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involves services by, such person to the plan or participants or beneficiaries of the plan. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any such person, his testator or intestate, may be entitled apart from this provision, nor shall anything in this article affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise.

NINTH: The personal liability of directors to the Corporation or its shareholders for damages for any breach of duty in such capacity is eliminated, provided that this provision shall not eliminate or limit (1) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law or (2) the liability of any director for any act or omission prior to the adoption of this Article NINTH.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements herein have been examined by us and are true and correct.

Dated: August 30, 1993.

/s/ Jacques Lepage

Jacques Lepage, President

/s/ John Clarke

John B. Clarke, Secretary

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CERTIFICATE OF CHANGE

OF

LAMSON CORPORATION

UNDER SECTION 805-A OF THE

BUSINESS CORPORATION LAW

* * * * *

WE, THE UNDERSIGNED, E. C. Doyle and David Dillion, being respectively the Vice President and the Assistant Secretary of LAMSON CORPORATION, hereby certify:

1.	The name of the corporation is

LAMSON CORPORATION

2.            The Certificate of Incorporation of said corporation was filed by the Department of State on September 25, 1980.

3.	The following was authorized by the Board of Directors:

To change the address for service of process from Paul Mishkin, Esq., 1 Rockefeller Plaza, Suite 2424, New York, New York, 10020 to Mishkin & Gleiner, 30 Rockefeller Plaza, New York, New York 10112, Att: Paul Mishkin, Esq.

To designate C T CORPORATION SYSTEM, 1633 Broadway, New York, New York 10019 as its registered agent in New York upon whom all process against the corporation may be served.

IN WITNESS WHEREOF, we have signed this Certificate on the 9th day of October, 198_, and we affirm the statements contained therein as true under penalties of perjury.

/s/ Edward Doyle

Edward C. Doyle,	Vice President

/s/ David J. Dillion

David Dillion                               Ass’t Secretary

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CERTIFICATE OF MERGER

OF

TELEVEYOR, INC.

INTO

LAMSON CORPORATION

(Under Section 904 of the Business Corporation Law)

It is hereby certified upon behalf of each of the constituent corporations herein named, as follows:

FIRST: The Board of Directors of each of the constituent corporations has duly adopted a plan of merger setting forth the terms and conditions of the merger of said corporation.

SECOND: The name of the constituent corporation which is to be the surviving corporation, and which is hereinafter sometimes referred to as the “surviving constituent corporation”, is “Lamson Corporation”. The date upon which its certificate of incorporation was filed by the Department of State is September 25, 1980.

THIRD: The name of the other constituent corporation, which is being merged into the surviving constituent corporation, and which is hereinafter sometimes referred to as the “merged constituent corporation”, is “Televeyor, Inc.” The date upon which its certificate of incorporation was filed by the Department of State is May 22, 1981.

FOURTH: The number of outstanding shares of Televeyor, Inc. is 100, all of which shares are of one class and series and are common shares, and all of which were entitled to vote on the plan of merger.

FIFTH: The number of outstanding shares of Lamson Corporation is 77,041, which shares are divided into two classes, as follows:

Designation of each outstanding class and series of shares	Number of outstanding shares of each class
Common Class A	52,041 25,000

All such shares of Lamson Corporation were entitled to vote on the plan of merger and neither class was entitled to vote as a class on the plan of merger.

SIXTH: The merger herein certified was authorized in respect of the surviving constituent corporation by the adoption of the plan of merger by the Board of Directors of such

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corporation followed by the unanimous written consent of the holders of all outstanding shares of such corporation entitled to vote on the plan of merger.

SEVENTH: The merger herein certified was authorized in respect of the merged constituent corporation by the adoption of the plan of merger by the Board of Directors of such corporation followed by the unanimous written consent of the holders of all outstanding shares of such corporation entitled to vote on the plan of merger.

IN WITNESS WHEREOF, each of the undersigned has subscribed this document on the date set forth opposite his name below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Signed on June 16, 1987	/s/ Jacques Lepage Jacques Lepage President of Televeyor, Inc.
Signed on June 19, 1987	/s/ Paul Mishkin Paul Mishkin Secretary of Televeyor, Inc.
Signed on June 16, 1987	/s/ Jacques Lepage Jacques Lepage President of Lamson Corporation
Signed June 19, 1987	/s/ Paul Mishkin Paul Mishkin Secretary of Lamson Corporation

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CERTIFICATE OF MERGER

OF

U.S. TURBINE CORPORATION

INTO

LAMSON CORPORATION

UNDER SECTION 904 OF THE NEW YORK BUSINESS CORPORATION LAW

The undersigned corporations

DO HEREBY CERTIFY:

FIRST: The names of the corporations party to the merger are Lamson Corporation, a New York corporation (“Lamson”), and U.S. Turbine Corporation, a Delaware corporation originally incorporated as Uniturb Acquisition, Inc. (“U.S. Turbine”). Lamson shall be the surviving corporation (the “Surviving Corporation”).

SECOND: The authorized capital stock of U.S. Turbine consists of three thousand (3,000) shares of common stock, $0.01 par value. The authorized capital stock of Lamson consists of fifty thousand (50,000) class A shares, $0.01 par value, and one million nine hundred-fifty thousand (1,950,000) common shares, $0.01 par value. The class A shares of Lamson enjoy certain preferences as to payments on the liquidation of the corporation, are subject to redemption by the corporation, are convertible into common shares at the option of the holder, and enjoy certain protections against changes in the capital structure of the corporation. The class A shares and the common shares are entitled to vote, though neither class of shares is entitled to vote as a class.

THIRD: The Certificate of Incorporation of Lamson as in effect at the effective time of the merger shall be the Certificate of Incorporation of the Surviving Corporation, until amended as provided by law.

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FOURTH: The Certificate of Incorporation of U.S. Turbine was filed by the Secretary of State of Delaware on May 9, 1988, and amended on June 20, 1988. U.S. Turbine was authorized to do business in the State of New York on May 6, 1994. The Certificate of Incorporation of Lamson was filed by the Secretary of State of New York on September 25, 1980.

FIFTH: An Agreement and Plan of Merger between Lamson and U.S. Turbine was adopted by Lamson by the unanimous written consent of the shareholders of Lamson. The merger is permitted by the laws of the State of Delaware and is in compliance therewith. U.S. Turbine has complied with the applicable provisions of the laws of the State of Delaware under which it is incorporated, and this merger is permitted by such laws.

SIXTH: The merger shall be effective on the date that this Certificate of Merger is filed by the Secretary of State of New York.

IN WITNESS WHEREOF, we have signed this certificate on the 22 day of December, 1997 and we affirm the statements contained herein as true under penalties of perjury.

LAMSON CORPORATION

By: /s/ Philip R. Roth                                         By: /s/ Helen W. Cornell

Name: Philip R. Roth                                         Name: Helen W. Cornell

Title: President                                                  Title: Secretary

U.S. TURBINE CORPORATION

By: /s/ Philip R. Roth                                         By: /s/ Helen W. Cornell

Name: Philip R. Roth                                         Name: Helen W. Cornell

Title: President                                                  Title: Secretary

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Certificate of Merger of U.S. Turbine Corporation into Lamson Corporation under Section 904 of the New York Business Corporation Law.

Filed by: John G. Stevenson, Jr., 525 Jersey, Quincy, Illinois 62301

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